UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2016

True Nature Holding, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-53601	87-0496850
(Commission File Number)	(I.R.S. Employer Identification Number)

1355 Peachtree Street, Suite 1150 Atlanta, Georgia	30309
(Address of Principal Executive Offices)	(Zip Code)

(404) 254-6980
(Registrant’s Telephone Number, Including Area Code)

Trunity Holdings, Inc.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)          On January 19, 2016, the Board of Directors (the “Board”) of True Nature Holding, Inc. (the “Company”) approved the engagement of Hancock Askew & Co LLP (“Hancock”) as the Company’s independent registered public accounting firm for the purposes of auditing the Company’s financial statements, effective as of January 19, 2016. This selection resulted in the dismissal by the Board of Markum LLP (“Markum”), which had served in that role for an interim period, from May 18, 2015 until January 18, 2016. The change in accountants did not result from any dissatisfaction with the quality of professional services rendered by Markum.

During the interim period from May 18, 2015 through the date of the filing of this Form 8-K, there were (i) no “disagreements” as that term is defined in item 304(a)(1)(iv) of Regulation S-K, between the Company and Markum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which that, if not resolved to Markum’s satisfaction, would have caused Markum to make reference to the subject matter of any such disagreement in connection with its reports for such years and interim period and (ii) no reportable events within the meaning of item 304(a)(1)(v) of Regulation S-K during this interim period. Markum did not provide any reports on the Company’s financial statements for this interim period.

As previously disclosed in the Company’s SEC Form 8-K filed on April 21, 2015, the Company was informed by its independent registered public accounting firm at the time, Cherry Bekaert LLP (“CB”) that CB has decided not to stand for reappointment as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

During the fiscal years ended December 31, 2013 and December 31, 2014, and the subsequent interim period through the date of the filing of this Form 8-K, there were (i) no “disagreements” as that term is defined in item 304(a)(1)(iv) of Regulation S-K, between the Company and CB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which that, if not resolved to CB’s satisfaction, would have caused CB to make reference to the subject matter of any such disagreement in connection with its reports for such years and interim period and (ii) no reportable events within the meaning of item 304(a)(1)(v) of Regulation S-K during the two most recent fiscal years or the subsequent interim period. CB’s reports on the Company’s financial statements for 2013 and 2014 did not contain any adverse opinion or disclaimer of opinion, nor was either report qualified or modified as to uncertainty, audit scope, or accounting principles.  The change in the Company’s auditors was not recommended or approved by the Company’s audit committee.

In April of 2015 the Company provided CB with a copy of the disclosures it made in its current report on Form 8-K filed on April 21, 2015 in response to item 4.01.  The Company requested that CB furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not CB agrees with the statements made herein.  A copy of CB’s letter dated April 21, 2015, was attached as Exhibit 16.1 to its current report on Form 8-K filed on April 21, 2015.

(b)          As noted above, on January 19, 2016, the Board approved the engagement of Hancock Askew & Co LLP as the Company’s independent registered public accounting firm for the purposes of auditing the Company’s financial statements, effective as of January 19, 2016. During the two fiscal years ended December 31, 2014 and 2013 and from January 1, 2015 through January 19, 2016, neither the Company nor (to the Company’s knowledge) anyone acting on behalf of the Company consulted with Hancock Askew & Co LLP regarding either (i) the application of accounting principles to a specified transaction (either completed or proposed), (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any matter that was either the subject matter of a “disagreement,” as described in Item 304(a)(1) of Regulation S-K, or a “reportable event.”

Item 5.02 Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers.

As of January 19, 2016, Richard H. Davis and Ivan Berkowitz were removed from the Board of Directors of True Nature Holding, Inc. (the “Company”) and the total number of board members was reduced from five to three members. The removals were approved by a majority of the Company’s board and by a majority of the Company’s shareholders through the written consent of the holders of a majority of our issued and outstanding voting securities.

As of January 19, 2016, it was agreed to issue 100,000 shares each to Jeffrey Cosman and William Ross for serving on the Board of the Company.  The Board of Directors, with a majority vote of the shareholders eligible to vote, approved the issuance of 100,000 shares of restricted common stock to directors who hold office during 2016 as compensation for their service.  Stephen Keaveney, CEO and Chairman, was not awarded shares as he holds an equity position as a Founder of the Pharmacy business.  The Board intends to review the compensation over time and change its compensation plans in the future, based on the size, value of the stock, and other factors.

None of the removals were as a result of any disagreements with the Company, and were done as part of the completion of the spin out of Trunity, Inc. as further described in the Company’s SEC Form 8-K filed on January 6, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUE NATURE HOLDING, INC.

Date: January 22, 2016	By:	/s/ Stephen Keaveney
Stephen Keaveney Chief Executive Officer and Chief Financial Officer

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